AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF
                                  MAXXON, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         The undersigned, Maxxon, Inc. ("Corporation"), an Oklahoma corporation, for the purpose of adopting this Amended and Restated Certificate of Incorporation pursuant to Section 1080 of the Oklahoma General Corporation Act (the "Act"), hereby certifies:

1.       The name of the Corporation is Maxxon, Inc.

         2. The name under which the Corporation was originally incorporated is Maxxon, Inc.

         3. The original Certificate of Incorporation of the Corporation was filed with the Oklahoma Secretary of State on December 16, 1996 and amended on May 2, 1997.

         4. The amendments effected by this Amended and Restated Certificate of Incorporation are:

                    (a) To delete Article, Three, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article

                         Eleven;

                    (b)  To add a new Article V denying cumulative voting, a new
                         Article VI denying preemptive rights, a new Article VII relating to the Board of Directors, a new Article VIII relating to amendment of the bylaws, a new Article IX relating to Possible Conflicts of Interest, a new
                         Article X relating to Indemnification, a new Article XI relating to Director Liability in Certain Case, and a new Article XII relating to certain creditor compromises; and

                    (c)  To  renumber,   edit,  alter,  modify  and  change  the
                         language of the remaining provisions in the Certificate of Incorporation for consistency and clarity.

         5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the Act, and restates, integrates and amends the Certificate of Incorporation.

         6. The Amended and Restated Certificate of Incorporation of Maxxon, Inc., as amended hereby, is restated in its entirety as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF
                                  MAXXON, INC.

                                    ARTICLE I

                                      NAME

          The name of the Corporation is Maxxon, Inc.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The registered office of the Corporation in the State of Oklahoma, is located at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137. The Corporation's

registered agent at that office is Gifford M. Mabie..

                                   ARTICLE III

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

                                   ARTICLE IV

                                 CAPITALIZATION

          The total number of shares which this Corporation is authorized to issue is 25,000,000 shares of Common Stock, par value $0.001 per share.

         The Board of Directors shall have the power and authority to issue without shareholder approval debentures or other securities convertible into, or warrants or options to subscribe for or purchase, authorized shares of Common Stock or Preferred Stock of the Corporation upon such terms and conditions as shall be determined by action of the Board of Directors.

                                    ARTICLE V

                              NO CUMULATIVE VOTING

     The holders of record of the Common Stock or Preferred Stock shall have one vote for each share held of record. Cumulative voting for the election of directors or otherwise is not permitted.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

     No holder of record of Common Stock or Preferred Stock shall have a preemptive right or be entitled as a matter of right to subscribe for or purchase any: (i) shares of capital stock of the Corporation of any class whatsoever; (ii) warrants, options or rights of the Corporation; or (iii) securities convertible into, or carrying warrants, options or rights to subscribe for or purchase, capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

         The Board of Directors shall consist of from one (1) to five (5) directors who shall serve as directors until the next annual meeting of shareholders or until their respective successor is duly elected and qualified. The number of directors may be changed from time to time in accordance with the bylaws of the Corporation then in effect. Election of directors at a meeting of shareholders need not be by written ballot.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation and to adopt new bylaws.

                                   ARTICLE IX

                         POSSIBLE CONFLICTS OF INTEREST

     No agreement or transaction involving the Corporation or any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

                                    ARTICLE X

                                 INDEMNIFICATION

     To the full extent not prohibited by the law as in effect from time to time, the Corporation shall indemnify any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or who, at the request of this Corporation, is or was a director, officer, employee, agent, partner, or trustee, as the case may be, of any other corporation, partnership, proprietorship, trust, association or other entity in which this Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.

                                   ARTICLE XI

                     NO DIRECTOR LIABILITY IN CERTAIN CASES

     To the maximum extent permitted by law as in effect from time to time, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

                                   ARTICLE XII

                               CERTAIN COMPROMISES

         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes as in effect from time to time or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 1100 of Title 18 of the Oklahoma Statutes as in effect from time to time, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporated to be signed by its Chairman and President and attested by its Corporate Secretary this ____ of May, 1997.

ATTEST:

--------------------------          ------------------------------
Rhonda R. Vincent, Secretary        Gifford M. Mabie, Chairman and President

STATE OF OKLAHOMA                   )
                                    ) SS.

COUNTY OF TULSA                     )

         I, a Notary Public, hereby certify that on the 2nd day of May, 1997, personally appeared before me, Gifford M. Mabie, who after having been duly sworn, declared that he is chairman and President of Maxxon, Inc., that he signed the foregoing Amended and Restated Certificate of Incorporation as his free and voluntary act and deed for and on behalf of that Corporation for the use and purposes therein stated and that the facts therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2nd day of May, 1997.

                                  --------------------------------
                                  Notary Public

My Commission expires:

----------------
[seal]

                            Articles of Incorporation
                              (PURSUANT TO NRS 78)

                                 STATE OF NEVADA

                               Secretary of State

No. C1748296

(Office Use) s/s Dean Heller

--------------------------------------------------------------------------------
DEAN HELLER, SECRETARY OF STATE

--------------------------------------------------------------------------------
IMPORTANT:  Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

NAME OF CORPORATION: Cerro Mining Corporation

RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada

Street Address: One East First Street, Reno, Nevada 89501

SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 25,000,000; Par Value: $0.001; Number of shares without par value: 0

GOVERNING BOARD: shall be styled as (check one): X Directors __ Trustees

FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary):
Carolyn Burns                       9675 Kilby Drive, Richmond BC, Canada V6X3N1

-------------                       --------------------------------------------

OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to S.S.
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached NIL.

NATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) Use additional pages if there are more than two incorporators.

Name: Robert Ross Dion

Address: XXXX Bayview Drive, Delta, BC, Canada V4M2R4
Signature: s/s Robert Ross Dion

State of Nevada County of Carson:

This instrument was acknowledged before me on:
August 16, 1996
Name of Person: Robert Ross Dion
Incorporator: Cerro Mining Corporation

Name of party on behalf of whom instrument was executed: Sheila R. Hollaway

Notary Public Signature: s/s Sheila R. Hollaway

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

Secretary of State hereby accepts appointment as Resident Agent for the above named corporation.

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